UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2008

DYNAMIC NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-131224	20-4028175
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 South Street

Suite 202

Wrentham, MA 02093

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (508) 463-6290

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Dynamic Natural Resources, Inc. (the “Company”), to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SECTION 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective October 8, 2008, Dynamic Natural Resources Inc., a Nevada corporation (the “Company”) acquired Universal Tracking Solutions, Inc., a Nevada corporation (“UTS”) in a transaction in which UTS was merged with a subsidiary of the Company created for this purpose. The former shareholders of UTS exchanged 100% of their UTS common stock for a collective 50% ownership stake in the Company. UTS also appointed two persons to the Company’s board of directors. The transaction has been approved by the majority shareholders of the Company and by UTS’ shareholders. The result of the share exchange is that UTS became a wholly-owned subsidiary of the Company, and the Company now has a total of five directors.

Discussions between UTS and the Company commenced on or about March 10, 2008 and led to the execution of a binding term sheet and respective board and majority shareholders’ approvals on April 1, 2008.

The determination that the stock exchange will be effected on a 1:1 basis was made through negotiation based on the perception of management of both companies based upon each companies financial performance over the last two quarters. In the estimations of management of both companies, UTS is anticipated to contribute significantly and to a greater extent than the Company's performance without UTS' participation. This projection cannot be quantified as UTS' performance will depend on its ability to get financing, which will happen only after the merger is approved and it becomes a subsidiary of the Company.

As a result of the merger, UTS appointed two (2) directors to the Company’s board of directors, Messrs. Keith A. Tench and Terrell J. Horne. The common stock issued in the merger is the Company’s common stock, par value $0.0001 per share.

Additional details of the merger and the background of the Company’s recent reorganization, stock dividend, and reverse stock split can be found in the Company’s Definitive Schedule 14C filed with the U.S. Securities and Exchange Commission on September 18, 2008. The Schedule 14C is incorporated herein by reference. The share exchange agreement and the articles of merger are attached to this Form 8-K as exhibits.

Terms of the Share Exchange Agreement

The agreement between the shareholders of UTS and the Company’s merger subsidiary generally provides for the following:

1)   Universal Tracking Solutions, Inc. will become a wholly-owned subsidiary of Dynamic Natural Resources, Inc. upon the execution of the terms of the plan of share exchange and compliance with the requirements of the laws of Nevada with respect to share exchange transactions;

2)   Dynamic Natural Resources, Inc. shall issue and deliver to UTS shareholders Seven Million Eighty-Two Thousand Five Hundred (7,082,500) shares of Dynamic’s validly issued, fully-paid and non-assessable restricted Common Stock, $0.0001 par value per share in exchange for UTS’ shareholders’ transfer of their 64% ownership interest in UTS or 7,082,500 book entry shares of UTS common stock, $0.0001 par value per share (the "UTS Shares") constituting all of the issued and outstanding capital stock of UTS not owned by Dynamic Natural Resources, Inc., upon the terms, provisions, and conditions and for the consideration set forth in the share exchange agreement, and thereby making UTS a wholly-owned subsidiary of the Company;

3)  Upon the effectiveness of the plan of share exchange, each outstanding share of Universal Tracking Solutions, Inc. will be converted into a single share of Dynamic Natural Resources, Inc. without any action on the part of the holder thereof;

4)  The plan of share exchange shall be effected by the filing of articles with the State of Nevada Secretary of State;

5)   Company common stock certificates will be distributed after the effective date of the plan of share exchange.  The effective date will occur at least 20 days after the filing of an Information Statement with the SEC and at least 10 days after mailing of the Information Statement to Dynamic’s shareholders.

6)   UTS shareholders of record as of May 1, 2008 are eligible to participate in the share exchange.

At the effective date of the share exchange, holders of UTS common stock will cease to be stockholders of UTS and will no longer have any rights as UTS stockholders, other than the right to receive the applicable consideration in the share exchange.  After the effective date, there will be no transfers on UTS’ stock transfer books of any shares of UTS common stock.

THE RECAPITALIZED COMPANY

COMBINED BENEFICIAL OWNERSHIP OF COMMON STOCK AFTER THE EFFECTIVENESS OF THE REMEDIAL PLAN

Following the merger, we will have approximately 14,166,534 shares of common stock, par value $0.0001 per share, issued and outstanding.  The tables below describe the post merger effects of the recapitalized Company and the beneficial ownership of:

a. each person who will be the beneficial owner of more than 5% of the outstanding shares of voting securities;

b. each director;

c. each executive officer; and

d. all executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Total Issued and Outstanding
Daniel Seifer	4,948,474(1)	34.9%
Keith A. Tench	2,590,000	18.3%
Mark Seifer (2)	866,583	6.1%
Terrell J. Horne	200,000	1.4%
Scott R. Masse	344,000	2.4%
Gerald Schiano	-	-
All officers and directors as a group	8,949,057	63.2%
(1) Includes 2,154,071 shares owned by Smarts Financial Services, Inc., a company controlled by Daniel Seifer, and 251,633 shares owned Daniel Seifer's spouse.
(2) Mark Seifer is the father of director Daniel Seifer.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and, as of the Effective Date of the UTS merger, the age and position of each officer and director of our company.

Name	Age	Position
Keith A. Tench	37	Director, CEO of UTS
Daniel Seifer	31	Director
Terrell Horne	27	Director, CFO of UTS
Scott Masse	34	Director, CEO of Dynamic Natural Energy, Inc.
Gerald Schiano	48	Director, CFO of Dynamic Natural Energy, Inc.

Background of Executive Officers, Directors and Significant Employees

Daniel Seifer -Mr. Seifer joined UTS as a director at its inception in July 2006. Mr. Seifer has spent the last 12 years as a public company consultant though his company Smarts Financial Services, Inc. Mr. Seifer’s consulting services include the provision of advice in the realms of investor relations, public relations, capital formation, and mergers and acquisitions. Mr. Seifer has been a director since August 2006 of the Company and was its CEO and chairman of the board between approximately August 2006 and August 2007. Mr. Seifer graduated from Michigan State University with a degree in engineering and a minor in business.

Scott Masse -Mr. Masse attended Boston College graduating with a Bachelors degree in finance and accounting in 1996.   Currently Mr. Masse is a director and CEO of the Company.  He has held both positions since August, 2007.  Prior to this position, Mr. Masse was employed as an associated person, a stock broker, at  Options Xpress (November 2006 to August 2007), Summit Brokerage (November 2005 to -November 2006), First Union Securities/Wachovia Securities (June 2001 to November 2005), Legg Mason (October 1998 to June 2001), Smith Barney (October 1996 to October 1998).

Gerald Schiano -Mr. Schiano attended Rhode Island College and graduated with a Bachelors degree in 1981.  Since September, 2007, Mr. Schiano has worked for the Company as the Chief Financial Officer, Chief Operations Officer and Treasurer.  Mr. Schiano has worked as chief executive officer and chief operating officer of Mechanical Insulation (1987-2007), and for Papst Mechatronic, as a controller (1982-1987), as a chief accountant at Gilbane Building (1981-1982).  Mr. Schiano has been involved in litigation regarding his status as the personal guarantor of a corporate loan in a matter unrelated to the Company.

Keith A. Tench -Mr. Tench has been Chairman and CEO of UTS since inception in July 2006. Mr. Tench is responsible for UTS’ growth and development. Prior to UTS, Mr. Tench spent the past twelve years: working as president of a GPS company called Navicom GPS, a subsidiary of NowAuto Group, Inc. (OTCBB: NAUG)(from January 2005 to June 2006); one year as a global account executive at Alltel, and eight years as a global account executive at AT&T Wireless (where he was responsible for the advancement of Hewlett-Packard, Compaq Computers and Agilent Technologies). Mr. Tench coordinated a national team of over 80 representatives that provided sales implementations with remote national locations. His experience and knowledge of the industry are valuable assets to the Company’s wireless and GPS-based product line. Mr. Tench graduated from Sonoma State University with a bachelor of arts in communication and information studies.

Terrell J. Horne –Mr. Horne attended Southwest Texas State.  Mr. Horne has consented to becoming a director of the Company, and has held the office of Chief Financial Officer at UTS since July 2006.  Prior to this position, Mr. Horne worked in sales and finance at the Navicom Corporation (November 2004 to July 2006) and as head golf professional at Western Skies Golf Club from March 2003 to October 2004.

DESCRIPTION OF UNIVERSAL TRACKING SOLUTIONS, INC.

The Company

UTS was incorporated in the State of Nevada on July 19, 2006. UTS is a provider of global positioning system (GPS) asset tracking systems. UTS’ systems are typically applied to monitor fleets of motor vehicles.

UTS produces and services a world wide web-based asset tracking technology primarily designed to track the location, speed, and heading of a customer’s motor vehicle in real time. Customers purchase and install UTS’ monitoring device in their motor vehicle.  Using integrated GPS and wireless communications technologies, the device broadcasts data to UTS. Customers then use its proprietary web site to remotely monitor and control their motor vehicle containing the UTS device, whether the vehicle is in authorized or unauthorized use.

UTS’ software platform can be customized to the customer’s needs. UTS applications and code are written on an open interface so it can integrate with legacy systems worldwide. Key features of our GPS tracking systems include:

  Real-time location tracking

  Historical location tracking

  Alarm monitoring

  Device configuration

  System configuration

Typical Revenue Producing Transaction

UTS sells GPS tracking units and provides on-going services and support related to the units. Revenues are generated from both the sale of the unit, as well as the on-going maintenance and support the products. Approximately 70% of its sales are recurring in nature. Once a unit is sold, the customer pays a monthly monitoring fee to stay connected to its unit, similar to a security monitoring or cellular phone fee. UTS monthly plans range from $12 - $49.99 depending on the size of the fleet and the extent of the tracking services provided.

UTS recognizes revenue at the time that all services have been substantially completed.

Strategic Relationships

UTS has several distribution partners who are strategically focused on large scale applications. We are also working with master distributors to expand our point-of-sale presence in the marketplace. A copy of our distribution agreement is included in the exhibits. Partnering with vendors experienced in selling into vertically related markets such as vehicle finance, construction equipment sales, vehicular fleet sales and automotive after-market sales has been our focus as we move further toward creating a niche in the marketplace. UTS also has strategic relationships with a variety of suppliers of GPS tracking device and cellular telephone parts and mapping software vendors.

UTS’ distribution partners are assigned exclusive territories and are required to maintain a minimum number of unit sales, per quarter, in order to maintain exclusivity in their assigned territories. These relationships can be terminated after written notice, or due to a partner’s failure to meet specific quarterly sales goals.

UTS has 15 dealers in the United States and 4 in Mexico who purchase devices and service from the company at wholesale rates and resell the product under their own companies name and affiliation. The dealers can also sell under the UTS company affiliation and utilize existing marketing materials.  UTS’ internal sales force of 5 employees sells to and supports these dealers. The internal sales force also sells directly to businesses nationwide.

The Market

UTS targets mid level enterprise customers who have fleets of trucks, trailers, delivery vans, heavy equipment, generators, and mobile mini storage units.

UTS’ customer base is spread throughout the United States. UTS’ current focus is in the West and Southwest United States. UTS currently has over 650 units in service.

Competition

Several potential competitors are marketing or have announced the development of asset tracking technologies, including those that are based on GPS technology. It is anticipated that manufacturers of auto theft prevention devices and GPS devices can be deemed a competitor in the future. Several of the potential competitors and potential entrants into the vehicle tracking market have greater resources than we do. In addition, there can be no assurance that a competitor will not develop a system which would compete with or be superior to our systems.

At present, there are a number of world wide web-based GPS providers in the marketplace. Many offer a wide variety of tracking options but are not capable of customizing or interfacing with existing software workflow systems. Unlike other potential competitors in the marketplace, UTS’ tracking system is world wide web-based and allows users to pinpoint location, speed, direction, as well as manage complex fleet solutions from any web–accessible location.  A majority of GPS companies in the market are simply resellers who re-brand an existing product similar to what many of our distributors do with our product. Direct competition would come from companies who are able to offer robust solutions, customize, integrate and still be competitive on cost. Since no direct competitor is currently known to us, we enjoy a unique, if temporary, opportunity to have the first product of our kind available for current consumption.

Employees and Strategic Advisors

UTS has 5 full-time employees, all of whom are internal salespersons. UTS also utilizes both internal and independent sales forces, as well as a varying number of independent dealers.

Offices

UTS’ office is located at 3317 S. Higley Rd., Suite 114-475, Gilbert, Arizona 85297, in an executive suite. Its telephone number is (480) 855-8877. UTS rents its office space on a month-to-month basis and pays $1,500 per month in rent. UTS maintains only a small amount of product inventory at its offices, and it does not manufacture our products on-site.

Governmental Regulations

UTS is not aware of any existing or probable governmental regulations which will have a material effect on our business.

Seasonality

UTS has not found its business to be seasonal in nature.

FINANCIAL INFORMATION

UTS’ MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

UTS has not, during its two most recent fiscal years or any subsequent interim period, dismissed an independent accountant or had an independent accountant resign or refuse to stand for re-election.

Note: References in this MD&A section to ”our” or “we” or the “Company” refer to UTS.

Results of Operations

Three months ended June 30, 2008

Our net income for three months ended June 30, 2008 was $6,236 compared to a loss of $103,851 for the three months ended June 30, 2007 . A discussion of our results of operations is as follows:

Revenues for three months ended June 31, 2008 were $355,451 compared to $214,812 for the three months ended June 30, 2007 . This is a result of our aggressive sales and marketing efforts.

Our cost of services was $225,739 or 63.5% of sales compared to $148,822 or 69.3% of sales for the three months ended June 30, 2007 . Cost for services includes various expenses associated with providing our products and services. This includes units, activation of GPS services, wireless carrier services and mapping access. Cost of services decrease, as a percent of sales, as we expand our customer base and increase our revenues due to a certain amount of fixed cost in the delivery of sales.

Operating expenses were $ 123,477 or 34.7% for the three months ended June 30, 2008 compared to $169,758 for the three months ended June 30, 2007. This expense is attributable to various administrative and professional fees associated with our operations including marketing, payroll, office and other miscellaneous expenses. We have been able to reduce operating expenses as we aggressively monitor expenses while expanding our business.

No provision for income taxes have been reflected or recorded in these financial statements. We incurred a net income of $ 6,236 for the three months ended June 30, 2008 as a result of the matters discussed above. Although the company has incurred prior losses for $ 504,628 which may be used to offset future taxable income there was no benefit yet determined in the current three months.

Six months ended June 30, 2008

Our net income for the six months ended June 30, 2008 was $10,833 compared to a loss of $225,334 for the six months ended June 30, 2007. A discussion of our results of operations is as follows:

Revenues for the six months ended June 30, 2008 were $620,271 compared to $357,483 for the six months ended June 30, 2007.  This is a result of aggressive sales and marketing.

Our cost of service was $385,737 or 62.2% of sales for the six months ended June 30, 2008.  This compares to $271,710 or 76.0% of sales for the six months ended June 30, 2007. Cost for services includes various expenses associated with providing our products and services. This includes units, activation of GPS services, wireless carrier services and mapping access. Our cost of services has been decreasing, as a percent of sales, as we expand our customer base and increase our revenues.

Operating expenses were $223,704 or 36.1% of sales for the six months ended June 30, 2008 compared to $311,693 or 87.2% of sales for the six month period ended June 30, 2007. This expense is attributable to various administrative and professional fees associated with our operations including marketing, payroll, office, and other miscellaneous expenses. We have undergone aggressive and expense containment measures while also aggressively growing revenues. Additionally due to a substantial amount of fixed cost, operating expenses as a percent of sales continues to decline as our revenues increased.

No provision for income taxes have been reflected or recorded on these financial statements. We incurred a net income of $10,833 for the six months ended June 30, 2008 as a result of the matters discussed above. The company has incurred loses of $498,392 to date which may be used to offset future taxable income, assuming the Company becomes profitable.

Twelve months ended December 31, 2007

Our net loss for twelve month ended December 31, 2007 was $297,640. The loss was $211,585 for the period from July 19, 2006 (date of inception) through December 31, 2006. A discussion of our results of operations is as follows:

Revenues for the twelve months ended December 31, 2007 were $501,122 and $204,516 for the period from July 19, 2006 (date of inception) through December 31, 2006. This is a result of our aggressive sales and marketing efforts.

Our cost of service was $564,875 or 70.5% of sales for the twelve months ended December 31, 2007 and $202,699 or 99.1% of sales for the period from July 19, 2006 (date of inception) through December 31, 2006. Cost for services includes various expenses associated with providing our products and services. This includes units, activation of GPS services, wireless carrier services and mapping access. Our cost of services has been decreasing, as a percent of sales, as we expand our customer base and increase our revenues.

Operating expenses were $536,986 or 67% of sales for the twelve months ended December 31, 2007 compared to 213,244 or 104.4% of sales for the period from July 19, 2006 (date of inception) through December 31, 2006. This expense is attributable to various administrative and professional fees associated with our operations including marketing, payroll, office, and other miscellaneous expenses. We have undergone aggressive and expense containment measures while also aggressively growing revenues. Additionally due to a substantial amount of fixed cost, operating expenses as a percent of sales continues to decline as our revenues increased.

No provision for income taxes have been reflected or recorded on these financial statements. We incurred a net loss of $297,640 for the twelve months ended December 31, 2007 as a result of the matters discussed above. Losses to date may be used to offset future taxable income, assuming the Company becomes profitable.

Liquidity and Capital Resources

As reflected in the accompanying financial statements, the Company has a working capital deficit and stockholders’ deficit of $8,024 and $498,392, respectively, as of June 30, 2008. Although the company had a profit of $10,833 for the six months ended June 30, 2008 it has incurred substantial losses in prior periods and has been dependent upon the financial support of stockholders, management and other related parties.

Management is seeking additional financial resources which the Company believes will support operations and its continued growth. These financial resources include financing from both related and non-related third parties, as discussed in the accompanying footnotes to the financial statement. There can be no assurance that management will be successful in these efforts. The financial statements do not reflect any adjustments that may arise as a result of this uncertainty.

We expect our operating expenses to continue to increase as we attempt to build our brand and expand our customer base. We hope our expenses will be funded from operations and short-term loans from officers, shareholders, or others; however, our operations may not provide such funds and we may not be able obtain short-term loans from officers, shareholders, or others. Our officers and shareholders are under no obligation to provide additional loans to the company.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

RISK FACTORS

RELATED TO UNIVERSAL TRACKING SOLUTIONS, INC.

UTS may have exposure for possible violations of securities laws in connection with its early financing activities.

During the U.S. Securities and Exchange Commission’s (“SEC”) review of UTS’ Form SB-2 registration statement filed November, 2006, the SEC commented that UTS was not able to characterize the proposed securities transaction registration as a re-sale registration of its private placement shares because it did not qualify for certain claimed exemptions from registration. In effect, UTS’ intended private placement of securities  was an unregistered public offering for which a fixed-price registration statement was required.  Accordingly, UTS could have resulting regulatory exposure for non-compliance with the securities registration provisions of state or federal securities laws.  Nevertheless, UTS is proposed to  be a wholly-owned subsidiary of the Company after the above three corporate actions are executed. Accordingly, we believe that any regulatory exposure UTS may have would remain with UTS, but if a monetary sanction were imposed against UTS, such action could negatively impact the Company’s consolidated financial statements.

UTS’ growth depends in part on the development, production and market acceptance of new products which it cannot assure will happen successfully.

To maintain competitiveness in its industry, UTS must support and enhance its existing products and develop new products in response to market demands. Product development involves a high degree of risk and uncertainty due to unforeseen difficulties and costs. UTS may not be successful in developing, marketing and releasing new products that it believes are necessary to respond to technological developments, evolving industry standards or changing customer requirements. In addition, its new product enhancements may not adequately meet the requirements of the marketplace and may not achieve the broad market acceptance necessary to generate significant revenues. If the release date of any future products or enhancements is delayed, or if these products or enhancements fail to achieve market acceptance when released, UTS’ revenues may decrease, it may not be able to recover their costs and its competitive position may be harmed.

Repeat sales to existing customers will occur so long as its customers acquire new vehicles and purchase its tracking system for the newly acquired vehicle.

One tracking device is installed per vehicle.  Repeat sales to existing customers will reasonably occur when the customer acquires an additional vehicle and chooses to install its tracking device in the newly acquired vehicle. UTS may, therefore, experience customer fleet saturation.

Economic downturns could reduce the level of consumer spending within the automobile industry, which could adversely affect demand for its products and services.

Consumer spending in the automobile industry is often discretionary and may decline during economic downturns, when consumers have less disposable income. UTS’ primary focus for domestic growth involves increasing its sales through existing automobile dealer channels and markets. Consequently, any change in general economic conditions resulting in a significant decrease in dealer automobile sales could adversely impact UTS’ future revenues and earnings.

If a court determines that its technology infringes on third parties’ intellectual property, it will likely face significant costs and it may lose their rights to the technology, which would harm its business.

UTS may be subject to infringement claims as the number of products and competitors in its industry grows. It is possible that it will inadvertently violate the intellectual property rights of other parties and those third parties may choose to assert infringement claims against it. If UTS is unsuccessful in any litigation based on a claim of infringement, in addition to exposure to substantial damages, it could be required to expend considerable resources to modify its products, to develop non-infringing technology or to obtain licenses to permit its continued use of the technology that is the subject matter of the litigation. If UTS is unsuccessful at these endeavors, it may be enjoined from using the technology subject to the infringement claim which, depending on its importance to their product line and business, could cause UTS to incur substantial liabilities and could adversely affect UTS’ profits, perhaps significantly. In addition, any future litigation to defend itself against allegations that it has infringed the rights of others could result in substantial costs to UTS, impede the development and sale of the affected product or intellectual property and divert the efforts of its technical and management personnel, even if UTS ultimately prevails.

UTS depends on a limited number of third parties to manufacture and supply infrastructure components for its principal products. If UTS’ suppliers cannot provide the components or services it requires, UTS’ ability to market and sell its products could be harmed.

Currently UTS relies on suppliers to manufacture its products. If UTS’ suppliers fail to supply these components in a timely manner that meet its quantity, quality or cost requirements, or technical specifications, UTS cannot be assured that it will be able to access alternative sources of these components within a reasonable period of time or at commercially reasonable rates. A reduction or interruption in supply of products that UTS purchases from their suppliers, or a significant increase in the price of these units, could have a material adverse effect on its marketing and sales initiatives regarding its products, which would hurt its business objectives and financial results.

UTS competes with numerous larger competitors, many of which are better financed and have a stronger presence in the industry.

As many of UTS’ competitors have significantly stronger name recognition than UTS, UTS’ competition may be in a position to quickly attract clients which are in need of products and services thus adversely impacting UTS’ potential pool of clients. UTS’ sales and marketing structure is not proprietary and it would not be difficult for a company to offer similar services. Further, entry into the marketplace by new competitors is relatively easy especially considering its existing presences and its greater resources for financing, advertising and marketing.

UTS has a limited operating history and has losses which it expects to continue in the future. As s result, UTS may have to suspend or cease operations.

UTS was incorporated on July 19, 2006. Thus, it has little operating history upon which an evaluation of its future success or failure can be made. It has generated minimal revenue since its inception. Its ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to procure new business and generate revenues.

Based upon current plans, UTS expects to incur operating losses in future periods. This will happen because its minimum operating expenses continue to exceed its projected revenues. Its failure to generate sufficient revenues in the future may cause it to suspend or cease operations.

UTS is dependent on the services of key employees; UTS does not have written employment agreements with them and has not insured their lives, and their departure could have a material adverse effect upon UTS.

UTS has key employees that are an integral part of its business, and it does not have written employment agreements with them. There can be no assurance that these employees will remain with it. In the event that it was to lose any of these employees, there can be no assurances that it would be able to retain qualified staff. Further, UTS does not maintain any key man life insurance policies on its officers and/or directors. Therefore, the loss of the service of either of its employees could have a material adverse effect upon it.

UTS may not be able to generate adequate revenue to meet its obligations and fund its operating expenses.

Even if UTS raises sufficient capital and generates revenues to support its operating expenses, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations.

PROPERTY RELATED TO UTS

UTS does not own or lease a manufacturing facility for the production of its systems. All of its product manufacturing is outsourced to companies in the United States.

UTS’ headquarters office operates from rented space. It has one office.  UTS pays $1,500 per month plus utilities on a month-to-month basis.  UTS plan to move its office to larger space and to enter into a commercial lease when it has sufficient cash flow.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

On February 1, 2007, UTS entered into a non-interest bearing short-term credit agreement with Daniel Seifer, a director and shareholder of the Company, for a total of $133,000. The note was increased by $20,000 during the second quarter of 2007. As of the filing date of this report, $153,000 was outstanding under this agreement.

Daniel Seifer and his father, Mark Seifer, hold 2,000,000 warrants to purchase 2,000,000 shares of UTS common stock at $0.20 per share. The warrants expire in July 2008. However, for the purposes of the merger with UTS, Daniel and Mark Seifer have cancelled the warrants.

Daniel Seifer owns 1,500,000 shares of UTS common stock. Mark Seifer owns 500,000 shares of UTS common stock.  The section above entitled, “The Recapitalized Company” contains a table reflecting Daniel and Mark Seifer’s beneficial ownership of the Company after giving effect to the merger and other restructurings during 2008.

Conflicts of Interest

Daniel Seifer and Mark Seifer, along with 100% of all other UTS shareholders, voted their UTS shares in favor of the proposed merger.  Daniel Seifer is a director and significant shareholder of UTS and the Company.  Daniel Seifer has participated in all or almost all negotiations between UTS and the Company concerning the proposal for, and terms of, the proposed merger of UTS.

Scott Masse, chief executive officer of the Company, voted the Company’s 4,000,000 shares of UTS common stock in favor of the UTS board resolution approving the proposed merger.

LEGAL PROCEEDINGS RELATED TO UTS

UTS is not presently a party to any material litigation, nor to the knowledge of management, is any such litigation threatened.

DESCRIPTION OF UTS COMMON STOCK

UTS’ has 100,000,000 authorized shares of common stock, par value $0.0001 per share, and, up to the effective date of the merger, had 11,082,500 shares issued and outstanding, of which 4,000,000 shares were owned by Dynamic Natural Resources, Inc.  The Company acquired the 4,000,000 shares of UTS common stock for $400 in July 2006.  The Company has not bought or sold any other shares or interests in UTS.

UTS’ common stock has never publicly traded and therefore has never established a market price.  In July 2006 UTS issued 3,500,000 shares of common stock at par to Keith Tench and his assigns.  In August 2006, UTS issued 2,000,000 units comprised of one share of common stock and one warrant to purchase one share of common stock to Daniel Seifer for $0.075 per share.  The warrants expired in July 2008, but they were cancelled earlier for purposes of the proposed merger.  Between August 2006 and February 2007, UTS issued shares of common stock for $0.20 per share to all of its other shareholders.  No additional securities have been issued since February 2007.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Please refer to SECTION 2 above.

INDEX OF EXHIBITS
Exhibit No.	Description
2.1	Share Exchange Agreement Between Dynamic Merger Shell, Inc. and the shareholders of Universal Tracking Solutions, Inc., dated May 2, 2008
3.1	Articles of Merger by Dynamic Natural Resources, Inc. filed with the Nevada Secretary of State on October 8, 2008.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired: Audited Financial Statements of UTS for the years ended December 31, 2006 and 2007; and Unaudited Financial Statements for UTS for the period ended March 31, 2008.

(b) Pro forma financial statements of business acquired: Pro forma balance sheet for the Company giving effect to the share exchange for the period ended March 31, 2008.

PRO FORMA FINANCIAL INFORMATION

We prepared the pro forma information based upon the financial statements of Dynamic and UTS giving effect to the proposed transaction under the assumptions and adjustments set forth in the footnotes to the pro forma consolidated condensed financial statements.

The pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the Reverse Merger had been in effect on the dates indicated or which may be obtained in the future.  You should read the pro forma consolidated condensed financial statements in conjunction with the financial statements and notes to financial statements of Dynamic and UTS included in this Information Statement.

DYNAMIC NATURAL RESOURCES, INC.

UNAUDITED PRO FORMA BALANCE SHEET

June 30, 2008

	DYNI	UTS	ADJ DEBIT/CRE	PRO FORMA
ASSETS
Current Assets:
Cash	$2,897	$21,898		$24,795
Accounts Receivable	19,544	143,789		163,333
Other Current Assets	600	16,900		17,500
Total Current Assets	23,041	182,587		205,628

Property & Equipment Net	5,585	1,531		7,116

Other Assets:
Oil and Gas Properties	315,524			315,524
Non current receivables		69,558		69,558
Total other Assets	315,524	69,558		385,082

TOTAL ASSETS	$344,150	$253,676		$597,826

LIABILITIES & STOCKHOLDERS EQUITY (DEFICIT)
Current Liabilities: Note payable related party	$6,000	$20,000		$26,000
Accounts Payable	4,073	86,885		90,528
Accrued Liabilities		83,728		83,728
Total Current Liabilities	10,073	190,613		200,686

Long Term Liabilities	12,916	93,525		106,441

TOTAL LIABILITIES	22,989	284,138		307,127

Stockholders Equity (Deficit)
Common stock at $0.0001 per value; 100,000,000 shares authorized; issued and outstanding: 14,166,533 shares	3,084	1,111	(2,778)	1,417
Additional paid-in capital	956,726	466,819	2,778	1,426,313
Accumulated deficit	(638,639)	(498,392)		(1,137,031)

Stockholders’ Equity (Deficit)	327,161	(30,462)		290,699

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$344,150	$253,676		$597,826

DYNAMIC NATURAL RESOURCES, INC.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

For the six months ended June 30, 2008

	DYNI	UTS	ADJ DEBIT/CRE	PRO FORMA
Revenue	$21,249	$620,271		$641,520
Cost of Revenue	-	385,737		385,737
Gross Profit	21,249	234,534		255,783

Operation Expenses:
General and Administrative	40,677	221,499		262,176
Professional Fees	11,012	2,205		13,217
Total operating Expenses	51,689	223,709		275,393
Other Income (expense)	554	3		557
Net Income (Loss)	$(29,886)	$10,833		$(19,053)

Basic and Diluted net Income (loss) per share	$(0.01)	$0.00		$(0.00)

Weighted Average Number of Shares used in Calculation Basic and Diluted Net income (loss) Per share	3,084,034	11,082,500		14,166,534

June 30, 2008

Table of Historical and Pro Forma Information Per Share

	Parent Company Dynamic Natural Resources, Inc.		Target Company Universal Tracking Solutions, Inc
	HISTORICAL	PRO FORMA	HISTORICAL	PRO FORMA
Book Value Per Share
As of June 30, 2008	$0.01	$0.02	$0.00	$0.00

Cash dividend per share
For the Year Ended December 31, 2007	$0.00	$0.00	$0.00	$0.00

For the Six Months ended June 30, 2008	$-0-	$-0-	$0.00	$0.00

Income (Loss) Per Share
For the year Ended December 31, 2007	(0.02)	(0.06)	$(0.03)	$(0.04)
	(26,497,000 SHS)	(14,191,533 SHS)	(11,107,500 SHS)	(7,082,500 SHS)

For the Six Months Ended June 30,2008	(0.00)	0.00	0.00	$0.00
	(3,084,034 SHS)	(14,166,534 SHS)	(11,082,500 SHS)	(7,082,500 SHS)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynamic Natural Resources, Inc.
Dated: 10/9/2008	By: /s/ Scott Masse
Scott Masse Chief Executive Officer